Exhibit 99.4
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA
     In May 2008, we acquired all of the issued and outstanding capital stock of Pumpco, Inc, or Pumpco, for a purchase price of $44.0 million, paid in cash, plus the retirement and assumption of certain indebtedness and earn-out payments payable over a five-year period equal to fifty percent of Pumpco’s earnings before taxes above a significant threshold. The earn-out is payable in cash, our common stock or a combination thereof. In connection with the acquisition, we entered into a $22.5 million equipment term loan and used the proceeds to pay off $8.7 million of Pumpco indebtedness with the balance used to pay a portion of the acquisition purchase price. The equipment term loan is secured by most of Pumpco’s existing equipment. The acquisition was effective as of May 1, 2008, and, accordingly, Pumpco’s earnings have been consolidated as of that date.
     In December 2008, MasTec, purchased all of the issued and outstanding shares of capital stock of Wanzek Construction, Inc. (“Wanzek”) for (i) $50 million in cash, (ii) 7.5 million shares of MasTec common stock, (iii) an 8% convertible note in the principal amount of $55 million due December 2013 with interest payments payable in April, August, and December of each year, commencing in April 2009, (iv) the assumption of up to $15 million of Wanzek’s debt and (v) a two-year earn-out equal to 50% of Wanzek’s EBITDA over $40 million per year. The Note is convertible, at the holder’s election into MasTec common stock, at a $12 conversion price. Additionally, MasTec can redeem the note by payment of the principal balance, plus accrued but unpaid interest, subject to the holder’s conversion right, after one year if the average of the closing prices of MasTec’s common stock during any thirty day period is at or above $16.
     The unaudited pro forma combined condensed financial statements of MasTec, Pumpco and Wanzek as of and for the nine months ended September 30, 2008 have been prepared from (i) our unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2008, which include the operations of Pumpco from May 1 through September 30, (ii) the unaudited financial statements of Pumpco for the four months ended April 30, 2008, and (iii) the unaudited financial statements of Wanzek as of and for the nine months ended September 30, 2008. The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2007 has been prepared from our audited consolidated financial statements for the year ended December 31, 2007, the audited financial statements of Pumpco for the year ended January 31, 2008 and the audited financial statements of Wanzek for the year ended December 31, 2007. Inter-company transactions between MasTec, Wanzek and Pumpco have been eliminated.
     The unaudited pro forma combined condensed financial statements have been prepared on a basis to reflect the acquisition of Pumpco and Wanzek as if these transactions occurred as of January 1, 2007 and 2008 for the statements of operations and as if the acquisition of Wanzek had been completed as of September 30, 2008 for the balance sheet.
     The unaudited pro forma combined condensed financial statements should not be considered indicative of actual results that would have been achieved had the acquisitions been completed as of the dates indicated and do not purport to project the financial condition or results of operations for any future date or period.
     You should read these unaudited pro forma combined condensed financial statements in conjunction with (i) our audited consolidated financial statements as of and for the year ended December 31, 2007 and our interim unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2008, (ii) the audited financial statements of Pumpco for the three years ended January 31, 2008 and the unaudited financial statements as of and for the three months ended April 30, 2008, which are incorporated in this Current Report on Form 8-K/A by reference to our Current Report on Form 8-K/A filed with the SEC on July 30, 2008 and (iii) the audited financial statements of Wanzek for the three years ended December 31, 2007 which are incorporated in this Current Report on Form 8-K/A by`` reference to our Current Report on Form 8-K/A filed with the SEC on October 6, 2008 and the unaudited financial statements of Wanzek as of and for the nine months ended September 30, 2008, which are included in this Current Report on Form 8-K/A.
     The pro forma adjustments are based on preliminary estimates, available information and certain assumptions, and may be revised as additional information becomes available. The unaudited pro forma condensed combined financial statements do not reflect any adjustments for non-recurring items or anticipated synergies resulting from the acquisition. The pro forma adjustments are more fully described in the notes to the unaudited pro forma combined condensed financial statements. The adjustments pertaining to the purchase accounting for the acquisition of Pumpco and Wanzek are preliminary and will be subject to further procedures. Accordingly, the pro forma adjustments have been prepared based on assumptions that we believe are reasonable, but that are subject to change once additional information becomes available and the preliminary purchase price allocation is finalized.

MASTEC, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
SEPTEMBER 30, 2008
(in thousands)

	MasTec	Wanzek	Pro Forma		Pro Forma
	9/30/2008	9/30/2008	Adjustments		Combined
Cash and cash equivalents	$45,123	$5,423	$105,000	(a)	$45,123
			(105,000	) (b)
			(5,423	) (c)
Securities available for sale	—	157			157
Accounts receivable, unbilled revenue and retainage, net	278,581	89,286			367,867
Inventories	29,574	98			29,672
Deferred income taxes, net	6,756	464			7,220
Prepaid expenses and other current assets	39,492	7			39,499

Total current assets	399,526	95,435	(5,423)		489,538

Property and equipment, net	123,175	29,004	7,480	(d)	159,659
Goodwill and other intangibles, net	245,031	—	120,649	(e)	365,680
Deferred income taxes, net	46,677	—			46,677
Securities available for sale	25,352	—			25,352
Other assets	26,936	1,190			28,126

Total Assets	$866,697	$125,629	$122,706		$1,115,032

Current liabilities:
Current maturities of debt	$12,139	$3,239			$15,378
Accounts payable and accrued expenses	193,641	53,570	1,224	(f)	248,435
Other current liabilities	76,477	15,000			91,477

Total current liabilities	282,257	71,809	1,224		355,290

Other liabilities	27,461	344			27,805
Deferred income taxes, net	—	4,355			4,355
Long-term debt	187,809	11,873	105,000	(a)	304,570
			(112	) (g)

Total liabilities	497,527	88,381	106,112		692,020

Preferred stock	—	—			—
Common stock	6,793	8	750	(h)	7,543
			(8	) (i)
Capital surplus	562,920	103	(103	) (i)	616,012
			58,515	(h)
			(5,423	) (i)
Retained earnings (accumulated deficit)	(191,945)	38,327	(38,327	) (i)	(191,945)
Accumulated other comprehensive loss	(8,598)	—			(8,598)
Treasury stock	—	(1,190)	1,190	(i)	—

Total shareholders’ equity	369,170	37,248	16,594		423,012

Total liabilities and shareholders’ equity	$866,697	$125,629	$122,706		$1,115,032

See accompanying notes

MASTEC, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2008
(in thousands)

				Pumpco		Wanzek
	Historical	Historical	Historical	Pro Forma		Pro Forma		Pro Forma
	MasTec (j)	Pumpco (j)	Wanzek	Adjustments		Adjustments		Combined
Revenue	$964,780	$19,104	$295,691			(1,121	) (p)	$1,278,454

Cost of revenue, excluding depreciation	821,974	16,368	250,776			(996	) (p)	1,088,122
Depreciation and amortization	19,445	2,712	3,428	(276	) (k)	(563	) (k)	28,989
				(200	) (l)
				494	(m)	3,949	(m)
General and administrative expenses	65,587	1,396	9,463	(196	) (l)			76,250

Interest, net	10,115	193	208	233	(n)	5,363	(q)	16,112
Other (income) expense, net	(936)	(12)	(1,038)					(1,986)

Income from continuing operations before minority interest, before income taxes	48,595	(1,553)	32,854	(55)		(8,874)		70,967

Income taxes (provision) benefit	(542)	525	(13,552)	(525	) (o)	11,499	(o)	(2,595)
Minority interest	—							—

Income (loss) from continuing operations	$48,053	$(1,028)	$19,302	$(580)		$2,625		$68,372

Earnings per share from continuing: operations:
Basic earnings per share	$0.71							$0.91
Fully diluted earnings per share	$0.71							$0.89	(s)

Shares outstanding – basic	67,324					7,500	(r)	74,824
Shares outstanding – diluted	68,111					7,500	(r)	80,194	(s)
See accompanying notes

MASTEC, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2007
(in thousands)

				Pumpco		Wanzek
	Historical	Historical	Historical	Pro Forma		Pro Forma		Pro Forma
	MasTec	Pumpco (t)	Wanzek	Adjustments		Adjustments		Combined
Revenue	$1,037,779	$70,143	$191,893					$1,299,815

Cost of revenue, excluding depreciation	891,606	44,571	165,122					1,101,299
Depreciation and amortization	18,088	5,690	2,530	(648	) (k)	1,290	(k)	33,208
				(471	) (l)	5,266	(m)
				1,463	(m)
General and administrative expenses	113,623	5,584	7,904	(648	) (l)			126,463

Interest, net	9,236	336	227	932	(n)	7,150	(q)	17,881
Other (income) expense, net	(3,516)	85	(416)					(3,847)

Income from continuing operations before minority interest, before income taxes	8,742	13,877	16,526	(628)		(13,706)		24,811

Income taxes (provision) benefit	—	(4,543)	(6,620)	4,407	(o)	5,784	(o)	(972)
Minority interest	(2,459)	—						(2,459)

Income (loss) from continuing operations	$6,283	$9,334	$9,906	$3,779		$(7,922)		$21,380

Earnings per share from continuing: operations:
Basic earnings per share	$0.10							$0.29
Fully diluted earnings per share	$0.09							$0.28 (s)

Shares outstanding – basic	66,147					7,500	(r)	73,647
Shares outstanding – diluted	67,626					7,500	(r)	75,126 (s)
See accompanying notes

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The following pro forma adjustments are included in the unaudited pro forma condensed combined balance sheet:

(a)	Reflects proceeds and borrowings under line of credit and convertible notes as if cash had been received for the convertible notes.

(b)	Reflects total cash paid as purchase consideration to the selling shareholders of Wanzek.

(c)	Reflects the distribution of all cash and cash equivalents immediately before the closing of the Wanzek acquisition to the selling shareholders including the satisfaction of minimum working capital requirements by Wanzek shareholders at September 30, 2008. As a result of actual cash and working capital balances on the closing date, approximately $19 million was distributed to the sellers at the closing in December 2008.

(d)	To record the preliminary estimated fair value adjustment to the fixed assets of Wanzek.

(e)	To record the preliminary estimated goodwill and intangible assets arising from the acquisition of Wanzek as follows:

Customer contracts and relationships	$24,200
Non-compete agreements	1,350
Tradename	34,500
Goodwill	60,599

$120,649

(f)	Reflects estimated acquisition costs for Wanzek.

(g)	Wanzek debt in excess of amount assumed in acquisition:

Total Wanzek debt	$15,112
Debt assumed	(15,000)

Debt retained by sellers	$112

(h)	Reflects the issuance of 7.5 million shares of MasTec common stock to the Sellers.

(i)	Reflects the elimination of (i) Wanzek’s equity accounts and (ii) the distribution of $5,423 to the sellers at closing [see note (c)].
The following pro forma adjustments are included in the unaudited pro forma condensed combined statements of operations:

(j)	Historical MasTec column for the nine months ended September 30, 2008 includes the actual activity of Pumpco, Inc. from May through September 2008. Historical Pumpco column for the nine months ended September 30, 2008 includes the activity of Pumpco for the four months ended April 30, 2008.

(k)	Reflects adjustment to depreciation resulting from the write-up to fair value and the revised useful lives of the assets to reflect longer lives.

(l)	Elimination of Pumpco’s expenses associated with assets & activities excluded from the acquisition.

(m)	Reflects the preliminary estimated amortization of acquired intangible assets. Customer contracts and related relationships are amortized on an accelerated basis to match the utilization of related benefits.

(n)	Incremental interest expense reflecting an annual interest rate of 7.05% on equipment term loan of $22.5 million net of interest savings on debt retired as part of the acquisition, plus the amortization of deferred financing costs on the acquisition debt.

(o)	Reflects the utilization of only a portion of Pumpco’s and Wanzek’s net income tax provision to partially offset MasTec’s net operating loss carryforward. Pumpco’s and Wanzek’s remaining income tax provisions are related to state and local taxes in jurisdictions in which MasTec does not have an offsetting net operating loss position.

(p)	To eliminate proforma inter-company transactions between MasTec and Wanzek.

(q)	Reflects interest on $55 million convertible notes issued to the Wanzek sellers in connections with the acquisition at 8% per annum and $50 million borrowing under MasTec’s line of credit at a current rate of 5.5% per annum.

(r)	Reflects shares issued to the sellers of Wanzek as purchase price consideration.

(s)	Diluted earnings per share is calculated on the “if-converted” method and reflects the potential dilution that could occur if restricted stock awards, stock options, convertible notes, or other securities to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of MasTec.

(t)	Historical Pumpco includes the activity of Pumpco for the year ended January 31, 2008.